UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 25, 2024
(Date of earliest event reported)
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MARVELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 N. West Street, Suite 1200
Wilmington, Delaware 19801
(Address of principal executive offices, including Zip Code)
(302) 295-4840
(Registrant’s telephone number, including area code)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	MRVL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Marvell Technology, Inc. (the “Company”) approved the appointments of Rick Wallace and Daniel Durn to the Board effective April 25, 2024.

Messrs. Wallace and Durn plan to stand for election at the 2024 annual meeting of stockholders expected to be held on June 20, 2024. The Board has determined they are each an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

Rick Wallace, age 64, is a director and the President and Chief Executive Officer of KLA Corporation, where he has served as the Chief Executive Officer since January 2006, the President since November 2008, and as a member of the Board of Directors since 2006. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 36 years with KLA Corporation, including positions as President and Chief Operating Officer from July 2005 to December 2005, Executive Vice President of the Customer Group from May 2004 to July 2005, and Executive Vice President of the Wafer Inspection Group from July 2000 to May 2004. Earlier in his career, he held positions with Ultratech Stepper, Cypress Semiconductor and Procter & Gamble. Mr. Wallace previously served as a member of the Board of Directors of SEMI (Semiconductor Equipment and Materials International), a prominent industry association, including as SEMI’s Chairman of the Board. In addition, he previously served as a director of Splunk, Inc., NetApp, Inc., Proofpoint, Inc., and Beckman-Coulter. He earned his bachelor’s degree in electrical engineering from the University of Michigan and his master’s degree in engineering management from Santa Clara University, where he also taught strategic marketing and global competitiveness courses after his graduation.

Daniel Durn, age 57, is the Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc. Mr. Durn joined Adobe in October 2021 as Executive Vice President and Chief Financial Officer. Mr. Durn most recently served as a Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a semiconductor equipment company, from August 2017 to October 2021. Previously, he was Executive Vice President and Chief Financial Officer at NXP Semiconductors N.V. from December 2015 to August 2017 following its merger with Freescale Semiconductor Inc. ("Freescale"), where he was Senior Vice President and Chief Financial Officer prior to the merger. Before Freescale, he was Chief Financial Officer and Executive Vice President of Finance and Administration at GlobalFoundries, a multinational semiconductor company, and he served as Managing Director and Head of Mergers and Acquisitions and Strategy at Mubadala Technology Fund, a private equity fund. Prior to that, Mr. Durn was a Vice President of Mergers and Acquisitions in the technology practice at Goldman Sachs & Company, a global investment banking firm. Mr. Durn received his MBA in Finance from Columbia Business School and graduated from the U.S. Naval Academy with a B.S. in Control Systems Engineering. He served in the Navy for six years, reaching the rank of lieutenant.

There are no family relationships between each of Mr. Durn and Mr. Wallace and any other director or executive officer of the Company. Nor are there any transactions between them or any member of either of their immediate families and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between them and any other persons or entities pursuant to which they were appointed as directors of the Company.

They will each participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual director retainer of $100,000 and an annual equity grant of restricted stock units valued at $235,000, which will be granted on the date of the 2024 annual meeting of stockholders. In addition, upon joining the Board, they each received a restricted stock unit award valued in an amount equal to a prorated portion of the annual equity grant, which prorated grant will vest on the date of the 2024 annual meeting of stockholders.

A copy of the press release announcing these appointments is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.
99.1    Press Release dated April 29, 2024, titled “Marvell Appoints Rick Wallace and Daniel Durn to its Board of Directors"
104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: April 29, 2024	By:	/s/ MARK CASPER
Mark Casper
EVP, Chief Legal Officer and Secretary